Exhibit 10.2
A. SCHULMAN, INC.
AMENDED AND RESTATED
2006 INCENTIVE PLAN
INSTRUCTIONS FOR COMPLETING RESTRICTED STOCK UNIT AWARD
AGREEMENT FOR NON-EMPLOYEE DIRECTORS
Code Sheet
The following codes are used in this Award Agreement and should be replaced using your computer’s “Replace” function.

VTA	Grantee’s name (all capital letters)

VTB	Grant Date (all capital letters)

Vtb	Grant Date (initial capital letters only)

Vtc	Person to contact for more information

Vtd	Contact’s telephone number, including area code

Vte	Date that is 30 days after the Grant Date (initial capital letters only)

Vtf	Number of Restricted Stock Units granted (insert only the number in Arabic numerals)

Vtg	Contact’s street address

Vth	Contact’s city, state and zip code

Vti	Calendar year in which grant is made (e.g., 2009)

Vtq	Grantee’s name (initial capital letters only)

A. SCHULMAN, INC.
AMENDED AND RESTATED
2006 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT GRANTED TO
VTA on VTB
A. Schulman, Inc. (“Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company adopted, and its stockholders approved, the A. Schulman, Inc. Amended and Restated 2006 Incentive Plan (“Plan”) as a means through which non-employee directors like you may share in the Company’s success. Capitalized terms that are not defined herein shall have the same meanings as in the Plan.
This Award Agreement describes many features of your Award and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:
•	Read the Plan carefully to ensure you understand how the Plan works;
•	Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it; and
•	Contact Vtc at Vtd if you have any questions about your Award.
Also, no later than Vte, you must return a signed copy of the Award Agreement to:
Vtc
A. Schulman, Inc.
Vtg
Vth
Nature of Your Award
You have been granted Restricted Stock Units. Each Restricted Stock Unit represents the right to receive Shares equal to the number of Restricted Stock Units to be settled and all Restricted Stock Units relating to fractional Shares will be cancelled without any consideration to the affected Participant. The terms and conditions affecting your Restricted Stock Units are described in this Award Agreement and the Plan, both of which you should read carefully.
Grant Date: Vtb.
Number of Restricted Stock Units: You have been granted Vtf Restricted Stock Units, subject to the terms and conditions of this Award Agreement and the Plan.

When Your Award Will Vest
Your Restricted Stock Units are fully vested as of the Grant Date.
Settling Your Award
Your Restricted Stock Units will be settled as soon as administratively feasible, but no later than 60 days, after the third anniversary of the Grant Date or, if earlier, as soon as administratively feasible, but no later than 60 days, after your death or Termination due to Disability.
Other Rules Affecting Your Award
Rights Prior to Settlement: Prior to settlement of your Restricted Stock Units, you will have no voting rights with respect to the Shares underlying your Restricted Stock Units. You shall be entitled to receive any cash dividends that are declared and paid after the Grant Date but prior to the settlement of your Restricted Stock Units with respect to the Shares underlying your Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement. If a cash dividend is declared and paid after the Grant Date but prior to the settlement of your Restricted Stock Units on the Shares underlying your Restricted Stock Units, you will be deemed to have been credited with a cash amount equal to the product of [a] the number of Shares underlying your Restricted Stock Units, multiplied by [b] the amount of the cash dividend paid per Share. Such amount shall be subject to the same terms and conditions as the related Restricted Stock Units and shall be settled in cash when the related Restricted Stock Units are settled. In the event a Restricted Stock Unit is forfeited under this Award Agreement, the related dividends will also be forfeited.
Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any portion of your Award and any other right under the Plan that is unsettled at your death. To do so, you must complete a beneficiary designation form by contacting Vtc at Vtd or the address below. If you previously completed a valid beneficiary designation form, such form shall apply to the Award until changed or revoked. If you die without completing a beneficiary designation form or if you do not complete that form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
Transferring Your Restricted Stock Units: Normally, your Restricted Stock Units may not be transferred to another person. However, as described above, you may complete a beneficiary designation form to name the person to receive any Restricted Stock Units that are settled after you die. Also, the Committee may allow you to transfer your Restricted Stock Units to certain Permissible Transferees, including a trust established for your benefit or the benefit of your family. Contact Vtc at the address or number given below if you are interested in doing this.

Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.
Other Agreements: Also, your Restricted Stock Units will be subject to the terms of any other written agreements between you and the Company or a Related Entity to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
Adjustments to Your Restricted Stock Units: Subject to the terms of the Plan, your Award will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares of Restricted Stock Units will be adjusted to reflect a stock split).
Other Rules: Your Restricted Stock Units are also subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of this Award.
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You may contact Vtc at the address or number given below if you have any questions about your Award or this Award Agreement.
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Your Acknowledgment of Award Conditions
Note: You must sign and return a copy of this Award Agreement to Vtc at the address given below no later than Vte.
By signing below, I acknowledge and agree that:
•	A copy of the Plan has been made available to me;
•	I understand and accept the conditions placed on my Award and understand what I must do to earn my Award;

•	I will consent (in my own behalf and in behalf of my beneficiaries and without any further consideration) to any change to my Award or this Award Agreement to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of my Award and reduce its value or potential value; and

•	I must return a signed copy of this Award Agreement to the address shown below by Vte.

VTA	A. SCHULMAN, INC.

By:

(signature)

Date signed:	Date signed:

A signed copy of this Award Agreement must be sent to the following address no later than Vte:
Vtc
A. Schulman, Inc.
Vtg
Vth
Vtd

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